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                                                                    EXHIBIT 5-1

MichCon

Ronald E. Christian
Vice President
General Counsel and Secretary
Michigan Consolidated Gas Company
500 Griswold Street, Detroit, Michigan  48226

313-256-5204
313-256-5251 FAX


June 8, 1998


Michigan Consolidated Gas Company
500 Griswold Street
Detroit, MI 48226

Ladies and Gentlemen:

        I am acting as counsel for Michigan Consolidated Gas Company ("MichCon") in connection with the registration of up to $185,000,000 of senior debt securities (the "Senior Debt Securities") to be offered on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"). Pursuant to the provisions of Rule 429 under the Securities Act, the prospectus contained in the Registration Statement also relates to $215,000,000 of unsold First Mortgage Bonds registered pursuant to the Registration Statement on Form S-3 of MichCon (Registration No. 333-16285), which unsold First Mortgage Bonds, together with the Senior Debt Securities are collectively referred to herein as the "New Bonds". The Senior Debt Securities are being registered under the Securities Act, by a Registration Statement on Form S-3 filed with the Securities and Exchange Commission on June 8, 1998 (the "Registration Statement"). In preparation for rendering my opinion hereafter expressed, I have examined the originals or copies, certified to my satisfaction, of such corporate records and other documents and certificates as I have deemed necessary.

        Based on the above, I am of the opinion that:

                1. MichCon is a corporation duly organized and validly existing under and pursuant to the laws of the State of Michigan.

                2. The New Bonds when sold, will be legally issued by MichCon, duly authorized, fully paid and nonassessable.

        I hereby consent to the use of this opinion as Exhibit 5-1 to the Registration Statement and to the use of my name under the caption "Validity of Securities" in the Registration Statement.


Very truly yours,


/s/ Ronald E. Christian
---------------------------------
Ronald E. Christian
Vice President, General Counsel and Secretary
Michigan Consolidated Gas Company